UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2016

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 817-761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 4, 2016, KMG Chemicals, Inc. (the “Company”) completed the acquisition of Nagase FineChem Singapore (Pte) Ltd. (“NFC”), a Singapore-based manufacturer of electronic chemicals, for a cash purchase price of $2.8 million, including $1.0 million of estimated net working capital. The purchase price is subject to a customary post-closing working capital adjustment.

Established in 2001, NFC manufactures wet process chemicals, including solvents, acids and custom blends for the liquid crystal display, electronics and semiconductor markets. The firm’s five-acre Singapore site comprises a manufacturing and packaging facility, warehouse, laboratory and cleanroom. In addition to its manufacturing, logistics and analytics capabilities, NFC provides recycling and refining services through the installation of on-site chemical supply and reclaiming systems at customer production facilities. For the 12-month period ending December 2015, NFC generated revenue of approximately US$8.0 million.

Under the terms of the acquisition agreement, the Company and Nagase Singapore Ltd. have entered into a tolling arrangement under which the Company will manufacture certain electronic chemicals for Nagase Singapore Ltd. for the first year. Concurrently, the Company will integrate its existing Singapore operations with the newly acquired facility to enhance the Company’s product offering for customers in the electronics market in Asia. In addition, the Company will pursue strategic capital investments of $8–10 million at the NFC site over the first three years to further expand manufacturing, packaging and purification capabilities to more comprehensively serve our semiconductor customers in Asia.

In the first year following the closing, the Company expects the acquisition to generate adjusted EBITDA exceeding $500,000. By the fourth year of ownership, the Company expects the acquisition to generate adjusted EBITDA exceeding $5.0 million per year.

The Company borrowed on its revolving credit facility to finance the acquisition of NFC, and also plans to fund the planned capital investments from that facility.

A copy of the press release announcing the acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included or incorporated by reference in this report that address activities, events or developments that we expect or anticipate may occur in the future, including such things as future capital expenditures, business strategy, competitive strengths, goals, growth of our business and operations, plans and references to future successes may be considered forward-looking statements. Also, when we use words such as “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” “forecast,” “may,” “should,” “budget,” “goal,” “expect,” “probably” or similar expressions, we are making forward-looking statements. Many risks and uncertainties may impact the matters addressed in these forward-looking statements. Our forward-looking statements speak only as of the date made and we will not update forward-looking statements unless the securities laws require us to do so. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions and, therefore, the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements which are included in this report and the exhibits and other documents incorporated herein by reference, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated April 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Christopher T. Fraser	Date: April 4, 2016
Christopher T. Fraser
Chief Executive Officer